EXHIBIT INDEX


9. Opinion of counsel and consent to its use as to the legality of the securities being registered.

10. Consent of Independent Auditors for the American Express FlexChoice Variable Annuity.

15.1      Power of Attorney to sign this Registration Statement, dated April 25,
          2001.

15.2      Power of Attorney to sign this Registration Statement, dated April 9,
          2002.